                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  July 8, 1998

                      Nitinol Medical Technologies, Inc.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


       0-21001                                            95-4090463
-------------------------                   ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                     27 Wormwood Street, Boston, MA  02210
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


                                (617) 737-0930
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated July 8, 1998, and filed with the Securities and Exchange Commission on July 23, 1998, to read in its entirety as follows:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired: Elekta
               Neurosurgical Instruments

               Report of Independent Public Accountants                   F-1

               Combined Balance Sheets as of April 30, 1998 and 1997      F-2

               Combined Statements of Operations and Parent Company
               Equity for the Years Ended April 30, 1998, 1997 and 1996   F-3

               Combined Statements of Cash Flows for the Years Ended April
               30, 1998, 1997 and 1996                                    F-4

               Notes to Combined Financial Statements                     F-5

          (b)  Pro Forma Financial Information: Nitinol Medical
               Technologies, Inc. and Subsidiaries

               Overview                                                   F-13

               Unaudited Pro Forma Condensed Combined Statement of
               Operations for the Year Ended December 31, 1997            F-15

               Notes to Unaudited Pro Forma Condensed Combined Statement
               of Operations for the Year Ended December 31, 1997         F-16

               Unaudited Pro Forma Condensed Combined Statement of
               Operations for the Six Months ended June 30, 1998          F-17

               Notes to Unaudited Pro Forma Condensed Combined Statement
               of Operations for the Six Months ended June 30, 1998       F-18

               Unaudited Pro Forma Condensed Combined Balance Sheet as
               of June 30, 1998                                           F-19

               Notes to Unaudited Pro Forma Condensed Combined Balance
               Sheet as of June 30, 1998                                  F-20


          (c)  Exhibits:

Exhibit Number                      Description
--------------                      -----------

*2.1 Purchase Agreement, dated as of May 8, 1998, between the Registrant and Elekta AB (PUBL), as amended by Amendment No. 1 dated as of July 8, 1998.

*10.1 Assignment and Assumption Agreement, dated July 8, 1998, by and among Elekta AB (PUBL) and the Registrant.

*10.2 Tax Covenant, dated as of July 8, 1998, between Elekta AB (PUBL) and the Registrant.

*10.3                    Subordinated Note and Common Stock Purchase
                         Agreement by and among the Registrant, Whitney Subordinated Debt Fund, L.P. and, for certain purposes, J.H. Whitney & Co., dated as of July 8, 1998.

*10.4 Subordinated Promissory Note of the Registrant dated July 8, 1998.

*10.5 Guarantee and Collateral Agreement made by the Registrant and certain of its Subsidiaries in favor of J.H. Whitney & Co., as Agent, dated as of July 8, 1998.

*10.6                    Agreement and Deed of Pledge of Shares in Yellow
                         Tape B.V. and Nitinol Medical Technologies
                         International B.V. between NMT NeuroSciences
                         (International), Inc., Yellow Tape B.V., the
                         Registrant, Nitinol Medical Technologies International B.V. and J.H. Whitney & Co., as trustee, dated as of July 8, 1998.

*10.7 Registration Rights Agreement among the Registrant, Whitney Subordinated Debt Fund, L.P. and J.H. Whitney & Co., dated as of July 8, 1998.

23.1                     Consent of Independent Public Accountants.

27.1                     Financial Data Schedule

*99.1                    Press Release dated July 8, 1998.

_______________

* Incorporated by reference from the Registrant's Current Report on Form 8-K dated July 8, 1998 and filed with the Securities and Exchange Commission on July 23, 1998.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NITINOL MEDICAL TECHNOLOGIES, INC.



Dated:  September 18, 1998        By:   /s/ Theodore I. Pincus
                                        ----------------------
                                  Name:  Theodore I. Pincus
                                  Title: Executive Vice President,
                                         Chief Financial Officer

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Elekta Neurosurgical Instruments:

We have audited the accompanying combined balance sheets of Elekta Neurosurgical Instruments, a business area within Elekta AB (PUBL) (See Note 1), a Swedish Corporation, as of April 30, 1998 and 1997, and the related combined statements of operations and parent company equity and cash flows for each of the three years in the period ended April 30, 1998. These combined financial statements are the responsibility of the management of Elekta AB (PUBL). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Elekta Neurosurgical Instruments as of April 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 1998, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP



Boston, Massachusetts
September 11, 1998

                        ELEKTA NEUROSURGICAL INSTRUMENTS

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     -------- APRIL 30, --------
                                                                        1998                1997
ASSETS
CURRENT ASSETS:
 Cash                                                                $ 2,332             $   688
 Accounts receivable, net of allowance for doubtful accounts
    of $616 and $41, respectively                                      9,496               5,525

 Inventories                                                           7,296               9,386
 Prepaid expenses and other current assets                               284               1,295
                                                                     -------             -------
     Total current assets                                             19,408              16,894
                                                                     -------             -------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
 Land and buildings                                                    8,234               9,265
 Machinery and equipment                                               4,625               4,853
 Demonstration equipment                                               1,684               1,448
                                                                     -------             -------
                                                                      14,543              15,566

 Less--Accumulated depreciation                                       (3,869)             (2,429)
                                                                     -------             -------
                                                                      10,674              13,137

OTHER ASSETS, net of accumulated amortization                          1,164               1,494
                                                                     -------             -------
                                                                     $31,246             $31,525
                                                                     =======             =======
LIABILITIES AND PARENT COMPANY EQUITY

CURRENT LIABILITIES:
 Current portion of note payable                                     $   184             $   184
 Bank overdraft                                                            -                 376
 Accounts payable                                                      2,140               3,155
 Accrued expenses                                                      3,308               8,000
                                                                     -------             -------
     Total current liabilities                                         5,632              11,715
                                                                     -------             -------
NOTE PAYABLE, net of current portion                                     348                 513
                                                                     -------             -------
COMMITMENTS (NOTE 6)

PARENT COMPANY EQUITY (NOTE 7)                                        25,266              19,297
                                                                     -------             -------
                                                                     $31,246             $31,525
                                                                     =======             =======


The accompanying notes are an integral part of these combined financial statements.

                       ELEKTA NEUROSURGICAL INSTRUMENTS

          COMBINED STATEMENTS OF OPERATIONS AND PARENT COMPANY EQUITY
                                 (IN THOUSANDS)

                                                                         FOR THE YEAR ENDED
                                                          -----------------  APRIL 30, ------------------
                                                             1998                1997                1996
Sales                                                     $37,112             $13,388             $12,348

Cost of Sales                                              20,693               6,274               6,066
                                                          -------             -------             -------

Gross profit                                               16,419               7,114               6,282
                                                          -------             -------             -------

Operating Expenses:
 Selling, general and administrative                       17,235               9,327               8,832
 Research and development                                   2,640               1,136               1,576
                                                          -------             -------             -------

     Total operating expenses                              19,875              10,463              10,408
                                                          -------             -------             -------

Loss from operations                                       (3,456)             (3,349)             (4,126)

Interest and Other Expense, net                                43                  17                  30
                                                          -------             -------             -------

Net loss                                                  $(3,499)            $(3,366)            $(4,156)
                                                          =======             =======             =======

Parent Company Equity, beginning of period                $19,297             $12,229             $12,531

Net loss                                                   (3,499)             (3,366)             (4,156)

Net transactions with parent                                9,468              10,434               3,854
                                                          -------             -------             -------

Parent Company Equity, end of period                      $25,266             $19,297             $12,229
                                                          =======             =======             =======


The accompanying notes are an integral part of these combined financial statements.

                        ELEKTA NEUROSURGICAL INSTRUMENTS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     FOR THE YEAR ENDED
                                                                      -----------------  APRIL 30, ------------------
                                                                        1998                1997                1996
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                             $(3,499)           $ (3,366)            $(4,156)
 Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Depreciation and amortization                                         1,589               1,312                 837
  Changes in assets and liabilities:
   Accounts receivable                                                 (3,970)             (2,077)                453
   Inventories                                                          2,090              (1,542)             (1,075)
   Prepaid expenses and other current assets                            1,011              (1,016)                529
   Accounts payable                                                    (1,015)              1,455                (765)
   Accrued expenses                                                    (3,692)              1,797                 (67)
                                                                      -------            --------             -------

       Net cash provided by (used in) operating activities             (7,486)             (3,437)             (4,244)
                                                                      -------            --------             -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                      (23)               (273)              1,559
 Decrease (increase) in other assets                                      226                (276)               (944)
 Acquisition of Cordis Innovasive Systems                                   -              (6,748)                  -
                                                                      -------            --------             -------

       Net cash provided by (used in) investing activities                203              (7,297)                615
                                                                      -------            --------             -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Bank overdraft                                                          (376)                376                (217)
 Net borrowings (repayments) under bank loan                             (165)               (114)                704
 Net transactions with Parent                                           9,468              10,434               3,854
                                                                      -------            --------             -------

       Net cash provided by financing activities                        8,927              10,696               4,341
                                                                      -------            --------             -------

NET INCREASE (DECREASE) IN CASH                                         1,644                 (38)                712
                                                                      -------            --------             -------

CASH, BEGINNING OF PERIOD                                                 688                 726                  14
                                                                      -------            --------             -------

CASH, END OF PERIOD                                                   $ 2,332            $    688             $   726
                                                                      =======            ========             =======

SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid during the period for
   interest                                                           $    43            $     17             $    30
                                                                      =======            ========             =======

The accompanying notes are an integral part of these combined financial statements.

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)


(1)  Basis of Presentation and Operations

     On July 8, 1998, Nitinol Medical Technologies, Inc. (the "Company") completed its acquisition of the neurosurgical instruments business
     ("ENI") of Elekta AB (PUBL), a Swedish corporation ("Elekta"), comprised of
     (i) certain assets and liabilities of ENI and (ii) all of the outstanding capital stock of certain Elekta AB affiliates, including Elekta Instruments Ltd., a U.K. corporation, Elekta Implants S.A., a French corporation, Elekta Holdings S.A., a French corporation, Elekta Instruments SARL, a French corporation, Elekta Instruments N.V./S.A., a Belgian corporation, Elekta Instruments S.A., a Spanish corporation, Elekta Instruments B.V., a Netherlands corporation, Cordis Innovasive Systems, Inc., a Florida corporation, Spembly Medical Ltd., a U.K. corporation, Swedemed AB, a Swedish corporation and Spembly Cryosurgery Limited, a U.K. corporation, for approximately $33 million in cash pursuant to a Purchase Agreement dated as of May 8, 1998 between the Company and Elekta, plus cash acquisition costs of approximately $2.0 million and 113,793 shares of common stock issued to J.H. Whitney & Co., a significant shareholder of the Company, as a finder's fee. These shares were recorded at their fair value as of the closing date.

     The combined financial statements reflect a carve out of ENI from the consolidated financial statements of Elekta. Prior to the acquisition by the Company, ENI was operated as a division of Elekta and derived its sales from a broad range of specialty medical products, including implants and instruments for neurosurgery. The statements of operations for all periods presented reflect allocations of the cost of shared facilities and certain administrative costs. Such costs and expenses have been allocated to ENI based on actual usage or other methods that approximate actual usage. Management believes that the allocation methods are reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of ENI in the future or what the financial position, results of operations and cash flows would have been had it been a separate, stand-alone company throughout the periods covered.

(2)  Significant Accounting Policies

     (a)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In addition, as discussed above, estimates were used to determine the allocation of the cost of shared facilities and certain administrative costs. Actual results could differ from those estimates.

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

                                  (Continued)

(b)  Principles of Combination

     The accompanying combined financial statements include the balance sheets and results of operations of ENI, as defined in Note 1. All material intercompany balances and transactions have been eliminated in combination. In addition, all transactions between ENI, Elekta and other entities affiliated with Elekta have been eliminated in combination. Outstanding payables, receivables and debt that were not eliminated within the ENI group were reclassified to parent company equity. The accompanying statements of operations do not include interest expense on any parent company loans to the extent they may have been interest bearing, as the loans have been included in parent company investment and will not be repaid.

(c)  Revenue Recognition

     Product revenue is recognized when products are shipped to customers, at which time title is transferred.

(d)  Research and Development

     ENI charges research and development expenses to operations as incurred.

(e)  Depreciation

     ENI provides for depreciation by charges to operations on a straight-line basis in amounts estimated to allocate the cost of the assets over their estimated useful lives as follows:

                                               ESTIMATED
                 ASSET CLASSIFICATION         USEFUL LIFE

           Building                           10-33 years
           Machinery and equipment             3-10 years
           Demonstration equipment             3-10 years

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

                                  (Continued)

(f)  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods inventories include materials, labor and overhead. Inventories consist of the following components at:

                                                    APRIL 30,
                                              1998            1997
      Raw materials                         $1,903          $1,643
      Work-in-process                          919           1,257
      Finished goods                         4,474           6,486
                                            ------          ------
                                            $7,296          $9,386
                                            ======          ======

(g)  Other Assets

     The costs associated with acquiring intellectual property are capitalized. Amortization for these assets are charged to operations on a straight-line basis over an estimated life of ten years. Other assets consist of the following components at:

                                                    APRIL 30,
                                              1998            1997
      Intellectual property                 $1,417          $1,389
      Goodwill                                 296             288
      Prepaid pension costs                    300             490
      Accumulated amortization                (849)           (673)
                                            ------          ------
                                            $1,164          $1,494
                                            ======          ======

     In accordance with the provisions of SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, ENI evaluates the realizability of its long-lived assets at each reporting period. ENI has determined that no material adjustment was required to the carrying value of its long-lived assets.

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

                                  (Continued)


(h)  Postretirement Benefits

     ENI does not have any obligations for postretirement or postemployment benefits, as defined by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, as it does not currently offer such benefits.

(i)  Foreign Currency Translation

     The accounts of ENI are translated in accordance with SFAS No. 52, Foreign Currency Translation. Accordingly, assets and liabilities of ENI's foreign subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date. Income and expense accounts are translated using an average rate of exchange during the period. Foreign currency translation adjustments are accumulated as a component of parent company equity.

(j)  Concentration of Credit Risk

     SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. ENI has no significant off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. ENI maintains the majority of its cash balances and its overnight time deposits with financial institutions. ENI does not have any concentrations of credit risk relating to accounts receivable. ENI has recorded an allowance for estimated doubtful accounts.

(k)  Derivative Financial Instruments and Fair Value of Financial Instruments

     ENI does not have any derivative or other financial instruments as defined by SFAS No. 119, Disclosure About Derivative Financial Instruments.

     SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of an estimate of the fair value of certain financial instruments. ENI's financial instruments consist of cash, accounts receivable, accounts payable and debt. The estimated fair value of these financial instruments approximates their carrying value at April 30, 1998 and 1997.

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

                                  (Continued)


(3)  NOTES PAYABLE

     (a)  Loan Agreement

          ENI has a loan agreement (the "Loan") with a financial institution. The Loan is payable in eleven equal quarterly installments of $46 with one final installment of $26. The Loan bears interest at LIBOR (three month rate at April 30, 1998 is 5.71875%) plus 1.25%. The Loan is secured by the property of ENI. There are no financial covenants associated with the loan agreement. As of April 30, 1998, there was $532 outstanding under the Loan.

     (b)  Overdraft Facility

          ENI had a $418 overdraft facility (the "Facility") with a financial institution that expired in August 1998. As of April 30, 1997, there was $376 outstanding under the Facility. The facility is secured by a $585 guarantee from an affiliate of ENI, substantially all property of ENI and a cross guarantee between ENI and its affiliate. There are no financial covenants associated with the Facility.

(4)  ACQUISITION OF CORDIS INNOVASIVE SYSTEMS

     In April 1997, ENI completed its acquisition of Cordis Innovasive Systems from Johnson & Johnson. This acquisition was accounted for as a purchase in accordance with Accounting Principles Board (APB) Opinion No. 16, Business Combinations. The purchase price was approximately $6,748. In addition, ENI recorded $5,377 of liabilities for employee severance and other exit costs for activities which it planned to exit subsequent to the acquisition.

     The purchase price was allocated as follows:

             Purchase price                         $ 6,748
             Accrued exit costs                       5,377
                                                    -------
                                                    $12,125
                                                    =======
             Net assets transferred                   5,589
             Machinery                                  542
             Land and buildings                       5,994
                                                    -------
                                                    $12,125
                                                    =======

     Included in accrued liabilities as of April 30, 1998 and 1997 are approximately $190 and $4,991, respectively, related to the acquisition. Approximately $3,801 was charged against the accrued exit costs during the year ended April 30, 1998. In addition, approximately $1,000 of the original exit costs were in excess of the actual required exit costs. The purchase price allocation of land and buildings was revised to reflect this adjustment.

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

                                  (Continued)


(5)  INCOME TAXES

     ENI accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse.

     At April 30, 1998, ENI had foreign net operating loss carryforwards available to offset future taxable income, if any, of approximately $5,450. These carryforwards expire through 2003 and are subject to review and possible adjustment by French and United Kingdom taxing authorities. A valuation allowance has been recorded in the accompanying financial statements to offset the benefit of these carryforwards because of the uncertainty surrounding the realizability of these benefits.

(6)  COMMITMENTS

     ENI has operating lease commitments for certain facilities and equipment, which expire through 2124. ENI has a long-term facility lease for its operations in the United Kingdom that expires in 2124, with annual lease payments of approximately $6. As of April 30, 1998, the total minimum future rental payments under these arrangements amount to $206. Total rent expense included in the statements of operations for the years ended April 30, 1998, 1997 and 1996 was $580, $203 and $166, respectively.

(7)  PARENT COMPANY EQUITY

     The combined financial statements of ENI have been derived from the consolidated financial statements of Elekta. Parent company equity represents the net assets of ENI, which is Elekta's investment in ENI. The combined statement of operations do not reflect a charge for intercompany interest for Elekta's investment in ENI.

(8)  EMPLOYEE BENEFIT PLANS

     (a)  Pension Plan

          ENI has a defined benefit pension plan covering substantially all of its U.K. employees. ENI contributions to the pension plan were approximately $195, $241 and $223 for 1998, 1997 and 1996, respectively. Included in other assets are prepaid pension costs of approximately $300 and $490 as of April 30, 1998 and 1997, respectively. These prepayments represent the excess of the fair market value of the plan's assets over the present value of the accumulated pension benefits. Pension costs included in the accompanying Statements of Operations are $190,000, $185,000 and $195,000 for the years ended April 30, 1998, 1997 and 1996 respectively.

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

                                  (Continued)


     (b)  401(k) Plan

          During 1997, ENI adopted a qualified defined contribution plan, the Elekta Neurosurgical Instruments 401(k) Plan (the "Plan"), pursuant to which U.S. employees may defer up to 15% of their salary, subject to certain limitations. The Plan allows for a discretionary match and/or profit sharing contributions, subject to approval by the Board of Directors. No such contributions were made for the year ended April 30, 1998.

(9)  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                 APRIL 30,
                                           1998             1997

     Payroll and related costs            $1,517           $1,327
     Royalties                                31                -
     Taxes                                   491              509
     Accrued payables                        437              450
     Accrued exit costs                      190            4,991
     Other accrued expenses                  642              723
                                          ------           ------
                                          $3,308           $8,000
                                          ======           ======

(10) GEOGRAPHIC INFORMATION

     Revenues by geographic location as a percentage of total revenues are as follows:

                                  1998               1997               1996
     North America                  54%                67%               72%
     Europe                         30                 20                20
     Asia                           10                  9                 8
     South America                   5                  3                 -
     Africa                          1                  1                 -
                                  ----               ----              ----
                                   100%               100%              100%
                                  ====               ====              ====

                       ELEKTA NEUROSURGICAL INSTRUMENTS

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

                                  (Continued)


     Identifiable assets by geographic location are as follows:

                                       1998             1997
     United States                  $ 7,074          $ 8,397
     United Kingdom                   7,141            6,809
     France                          15,781           16,319
     Other                            1,250                -
                                    -------          -------
                                    $31,246          $31,525
                                    =======          =======

(11) ALLOWANCE FOR DOUBTFUL ACCOUNTS

     A summary of the allowance for doubtful accounts is as follows:

                                               1998             1997           1996
     Balance, beginning of period             $  41            $  15          $   3

      Provision for doubtful accounts           586               30             15
      Write-offs                                (11)              (4)            (3)
                                              -----            -----          -----
     Balance, end of period                   $ 616            $  41          $  15
                                              =====            =====          =====


              NITINOL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

OVERVIEW

     On July 8, 1998, Nitinol Medical Technologies, Inc. (the "Company") completed its acquisition of the neurosurgical instruments business("ENI") of Elekta AB (PUBL), a Swedish corporation ("Elekta"), comprised of (i) certain assets and liabilities of ENI (ii) all of the outstanding capital stock of certain Elekta affiliates, including Elekta Instruments Ltd., a U.K. corporation, Elekta Implants S.A., a French corporation, Elekta Holdings S.A., a French corporation, Elekta Instruments SARL, a French corporation, Elekta Instruments N.V./S.A., a Belgian corporation, Elekta Instruments S.A., a Spanish corporation, Elekta Instruments B.V., a Netherlands corporation, Cordis Innovasive Systems, Inc., a Florida corporation, Spembly Medical Ltd., a U.K. corporation, Swedemed AB, a Swedish corporation and Spembly Cryosurgery Limited, a U.K. corporation, for approximately USD$33.0 million in cash pursuant to a Purchase Agreement dated as of May 8, 1998 between the Company and Elekta, plus cash acquisition costs of approximately $2.0 million and 113,793 shares of common stock issued to J.H. Whitney & Co., a significant shareholder of the Company, as a finder's fee. These shares were recorded at their fair value as of the closing date. Prior to the acquisition, ENI was operated as a division of the Swedish medical technology group of Elekta and derived sales from a broad range of specialty implants and instruments for neurosurgery.

     The acquisition (including expenses) was financed with $15.6 million of the Company's cash and $20 million of subordinated debt from an affiliate of J.H. Whitney & Co. The subordinated debt is secured by substantially all of the assets of the Company and is due September 30, 2003, with interest payable quarterly at 10.101% per annum. A total of 561,207 shares of the Company's common stock were issued to an affiliate of J.H. Whitney & Co. in connection with the subordinated debt financing. The shares of common stock were recorded at their fair value as of the closing date. In addition, the Company paid an affiliate of J.H. Whitney & Co. a debt placement fee of $600,000 and incurred cash debt issuance costs of $253,000.

     The Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998 assume that the acquisition occurred on January 1, 1997 and include the actual results of operations of the Company and ENI for the year ended December 31, 1997 and the six months ended June 30, 1998.

     The Combined Financial Statements of ENI reflect a carve out of ENI from the consolidated financial statements of Elekta. Prior to the acquisition by the Company, ENI was operated as a division of Elekta and derived its sales from a broad range of specialty medical products, including implants and instruments for neurosurgery. The Statements of Operations of ENI for all periods presented reflect allocations of the cost of shared facilities and certain administrative costs. Such costs and expenses have been allocated to ENI based on actual usage or other methods that approximate actual usage. Management believes that the allocation methods are reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of ENI in the future or what the financial position, results of operations and cash flows would have been had it been a separate, stand-alone company throughout the periods covered.

    Operating results of ENI for the year ended December 31, 1997 as shown in the Pro Forma Combined Statements of Operations include approximately $1.3 million of charges related primarily to asset write-downs and $2.5 million of expenses which will be eliminated after the acquisition of ENI due to the restructuring of certain operations by Elekta prior to the acquisition by the Company. Operating results of ENI for the six months ended June 30, 1998 as shown in the Pro Forma Combined Statements of Operations include approximately $637,000 of charges related primarily to asset write-downs and $254,000 of expenses which will be eliminated after the acquisition of ENI due to the restructuring of certain operations by Elekta prior to the acquisition by the Company.

     Audited operating results of ENI for the year ended April 30, 1998, included elsewhere in this Form 8-K/A, include charges of $1.9 million related primarily to asset write-downs and $2.3 million of expenses which will be eliminated after the acquisition of ENI due to the restructuring of certain operations by Elekta prior to the acquisition by the Company.

     The Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 gives effect to the acquisition as if it occurred on June 30, 1998, and reflects the Company's and ENI's balance sheets as of June 30, 1998. The allocation of the purchase price shown in the following Pro Forma Condensed Combined Financial Statements represents the fair value of the assets acquired and liabilities assumed as determined by independent appraisals. The Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of the actual results that would have been achieved had the acquisition occurred at the beginning of the respective periods, nor do they purport to indicate the results of future operations of the Company.

     The accompanying Pro Forma Condensed Combined Financial Statements should be read in conjunction with the accompanying notes and the Company's and ENI's historical financial statements and related notes thereto.

              NITINOL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                           Historical
                                           ------------------------------------------
                                            Nitinol Medical      Elekta Neurosurgical    Pro Forma          Pro Forma
                                           Technologies, Inc.        Instruments        Adjustments        Combined (1)
                                           ------------------   ---------------------   -----------        ------------
Sales                                           $10,126                $31,557           $      -            $ 41,683
Cost of sales                                     3,765                 16,670                  -              20,435
                                                -------                -------           --------            --------
Gross profit                                      6,361                 14,887                  -              21,248
                                                -------                -------           --------            --------

Research and development expenses                 2,974                  1,605                  -               4,579
In-process research and development
  and restructuring costs                         2,643                      -                  -               2,643
Selling, general and administrative
  expenses                                        3,898                 17,586                378  (2)         22,119
                                                                                              257  (6)
                                                -------                -------           --------            --------
                                                  9,515                 19,191                635              29,341
                                                -------                -------           --------            --------
Loss from operations                             (3,154)                (4,304)              (635)             (8,093)

Interest income (expense), net                    1,546                    (45)              (770) (3)         (2,071)
                                                                                           (2,020) (4)
                                                                                             (782) (5)
                                                -------                -------           --------            --------
Loss before provision for income taxes           (1,608)                (4,349)            (4,207)            (10,164)

Provision for income taxes                          230                      -               (102) (8)            128
                                                -------                -------           --------            --------
Net loss                                        $(1,838)               $(4,349)          $ (4,105)           $(10,292)
                                                =======                =======           ========            ========
Basic and diluted net loss per common share     $ (0.19)                                                     $  (1.00)
                                                =======                                                      ========
Weighted average common shares outstanding        9,596                                       675  (7)         10,271
                                                =======                                  ========            ========

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997:

(1) For purposes of the Pro Forma Condensed Combined Statement of Operations, acquired in-process research and development of approximately $4.7 million related to the acquisition of ENI was assumed to have been written off prior to the periods presented herein. Accordingly, the Pro Forma Condensed Combined Statement of Operations does not include such charge.

(2) Gives effect to amortization expense of $378,000 (including $102,000 tax gross-up) for acquired intangible assets totaling approximately $8.9 million (including $4.1 million tax gross-up) over a range of estimated lives from seven to twenty years.

(3) Gives effect to a reduction in interest income of $770,000 as a result of utilizing cash for the ENI acquisition.

(4) Gives effect to interest expense of $2.0 million related to $20 million of subordinated debt, at a 10.101% interest rate, used to finance the acquisition.

(5) Gives effect to amortization expense of $782,000 of original issue discount and deferred financing costs totaling approximately $4.1 million on a straight line basis over the 5.25 year life of the subordinated debt.

(6) Gives effect to depreciation and amortization expense of $227,000 related to the allocation of purchase price, in excess of book value, to acquired land and buildings totaling approximately $10.2 million over a 40 year life, and rent expense of $30,000 related to the allocation of purchase price to a favorable leasehold valued at $1.2 million to be amortized over a 40 year life.

(7) Gives effect to the increase of 675,000 shares in weighted average and diluted weighted average common shares outstanding as a result of the acquisition and financing.

(8) Gives effect to an adjustment in the tax provision as a result of the acquisition and Pro Forma adjustments.

              NITINOL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                    Historical
                                      ------------------------------------------                           (1)
                                        Nitinol Medical    Elektra Neurosurgical       Pro Forma         Pro Forma
                                      Technologies, Inc.       Instruments           Adjustments         Combined
                                      ------------------  ----------------------     -----------       ------------
Sales                                      $ 6,753             $16,819                 $      -           $ 23,572
Cost of sales                                2,114               9,569                                      11,683
                                           -------             -------                 --------           --------
Gross profit                                 4,639               7,250                        -             11,889
                                           -------             -------                 --------           --------

Research and development expenses            1,672               1,708                        -              3,380
Selling, general and administrative
  expenses                                   2,109               6,341                      189  (2)         8,767
                                                                                            128  (6)
                                           -------             -------                 --------           --------
                                             3,781               8,049                      317             12,147
                                           -------             -------                 --------           --------
Income (loss) from operations                  858                (799)                    (317)              (258)

Equity in loss of affiliate                    (93)                  -                        -                 (93)

Interest income (expense), net                 761                 (20)                    (385) (3)        (1,045)
                                                                                         (1,010) (4)
                                                                                           (391) (5)
                                           -------             -------                 --------           --------
Income (loss) before provision
  for income taxes                           1,526                (819)                  (2,103)            (1,396)

Provision for income taxes                     551                   -                      (51) (8)           500
                                           -------             -------                 --------           --------
Net income (loss)                          $   975             $  (819)                 $(2,052)          $ (1,896)
                                           =======             =======                 ========           ========
Basic net income (loss) per
  common share                             $  0.10                                                        $  (0.18)
                                           =======                                                        ========
Weighted average common shares
  outstanding                                9,826                                          675  (7)        10,501
                                           =======                                     ========           ========
Diluted net income (loss) per
  common share                             $  0.09                                                        $  (0.16)
                                           =======                                                        ========
Diluted weighted average common
  shares outstanding                        10,904                                          675  (7)        11,579
                                           =======                                     ========           ========

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998:

(1) For purposes of the Pro Forma Condensed Combined Statement of Operations, acquired in-process research and development of approximately $4.7 million related to the acquisition of ENI was assumed to have been written off prior to the periods presented herein, so that the Pro Forma Condensed Combined Statement of Operations does not include such charge.

(2) Gives effect to amortization expense of $189,000 (including $51,000 tax gross-up) for acquired intangible assets totaling approximately
     $8.9 million (including $4.1 million tax gross-up) over a range of lives from seven to twenty years.

(3) Gives effect to a reduction in interest income of $385,000 as a result of utilizing cash for the ENI acquisition.

(4) Gives effect to interest expense of $1.0 million related to $20 million of subordinated debt, at a 10.101% interest rate, used to finance the acquisition.

(5) Gives effect to amortization expense of $391,000 of original issue discount and deferred financing costs of approximately $4.1 million on a straight line basis over the 5.25 year life of the subordinated debt.

(6) Gives effect to depreciation and amortization expense of $113,000 related to the allocation of purchase price, in excess of book value, to acquired land and buildings totaling approximately $10.2 million over a 40 year life, and rent expense of $15,000 related to the allocation of purchase price to a favorable leasehold valued at $1.2 million to be amortized over a 40 year life.

(7) Gives effect to the increase of 675,000 shares in weighted average and diluted weighted average common shares outstanding as a result of the acquisition.

(8) Gives effect to an adjustment in the tax provision as a result of the acquisition and Pro Forma adjustments.

              NITINOL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                                               HISTORICAL
                                                               ----------
                                                     Nitinol                Elekta
                                                     Medical            Neurosurgical       Pro Forma              Pro Forma
                                                 Technologies, Inc.      Instruments       Adjustments              Combined
                                                 ------------------     -------------      -----------            ------------
                    ASSETS
Current assets:
      Cash and cash equivalents                       $18,130              $ 2,193          $(34,289) (1)            $ 3,705
                                                                                              17,671  (2)
      Marketable securities                             7,177                    -                 -                   7,177
      Accounts receivable, net of allowances            3,300                5,815                 -                   9,115
        for doubtful accounts
      Inventories                                       1,316                7,160                 -                   8,476
      Prepaid expenses and other current assets           788                2,047             1,476  (2)              4,311
                                                      --------             -------           -------                 -------
                      Total current assets             30,711               17,215           (15,142)                 32,784
                                                      --------             -------           -------                 -------

Property and equipment, net                             2,315               11,026             4,450  (1)             17,791

Investments in long-term marketable securities          1,915                    -                 -                   1,915

Investment in affiliate                                   354                    -                 -                     354

Investment in Elekta Neurosurgical Instruments                                                35,379  (1)(2)               -
                                                                                             (35,379) (1)(3)

Acquired intangible assets                                  -                  821             3,987  (1)              8,904
                                                                                               4,096  (1)

Other assets                                              651                    -             1,170  (1)              2,244
                                                                                                (430) (1)
                                                                                                 853  (2)
                                                      -------              -------           -------                 -------
                                                      $35,946              $29,062           $(1,016)                $63,992
                                                      =======              =======           =======                 =======

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable and accrued expenses          $ 1,444              $ 7,058                 -                   8,502
       Current portion of capital leases                  172                    -                 -                     172
       Senior debt                                          -                  184                 -                     184
       Other current liabilities                            -                  155                 -                     155
                                                      -------              -------           -------                 -------
                       Total current liabilities        1,616                7,397                 -                   9,013
                                                      -------              -------           -------                 -------

Subordinated debt                                           -                    -            20,000  (2)             16,745
                                                                                              (3,255) (2)
Capital lease obligation and note payable, net of
  current portion                                         539                  339                 -                     878

Deferred tax liability                                      -                  264             4,096  (1)              4,360

Stockholders' Equity
Common stock, $.001 par value-
       Authorized-30,000 shares
       Issued and outstanding-9,828 shares                 10                    -                 1  (1)(2)              11
         at June 30, 1998
Additional paid-in capital                             36,655                    -             3,914  (1)(2)          40,569
Accumulated deficit                                    (2,874)                   -            (4,710) (1)             (7,584)
                                                      -------              -------           -------                 -------
                                                       33,791                    -              (795)                 32,996

Net assets of Elekta Neurosurgical Instruments              -               21,062           (21,062) (3)                  -
                                                      -------              -------           -------                 -------

                                                      $35,946              $29,062           $(1,016)                $63,992
                                                      =======              =======           =======                 =======

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30,
1998:

(1) Gives effect to the purchase of ENI including cash acquisition costs of approximately $2.0 million and the issuance of 113,793 shares of the Company's Common Stock to J.H. Whitney & Co. as a finders fee for the acquisition. Reflects the purchase price allocation to the assets acquired and liabilities assumed based upon independent appraisals including the allocation of purchase price in excess of book value of (a) $4.7 million to in-process research and development which has been charged to accumulated deficit in the Pro Forma Condensed Combined Balance Sheet, (b) $10.1 million to land and buildings, (c) $1.2 million to a favorable building lease in the United Kingdom and (d) $8.9 million to goodwill and other intangibles. The allocation to goodwill and other intangibles includes $4.1 million of a gross-up for deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109.

(2) Gives effect to subordinated debt incurred in connection with the acquisition, and the issuance of 561,207 shares of the Company's Common Stock to an affiliate of J.H. Whitney & Co., $853,000 of deferred financing costs and $1.5 million interest-bearing prepaid interest on the subordinated debt.

(3) Gives effect to the elimination of ENI's equity of $21.1 million as a result of the acquisition.

                               INDEX TO EXHIBITS

Exhibit Number                Description
--------------                -----------

* 2.1 Purchase Agreement, dated as of May 8, 1998, between the Registrant and Elekta AB (PUBL), as amended by Amendment No. 1 dated as of July 8, 1998.

*10.1 Assignment and Assumption Agreement, dated July 8, 1998, by and among Elekta AB (PUBL) and the Registrant.

*10.2 Tax Covenant, dated as of July 8, 1998, between Elekta AB (PUBL) and the Registrant.

*10.3                    Subordinated Note and Common Stock Purchase
                         Agreement by and among the Registrant, Whitney Subordinated Debt Fund, L.P. and, for certain purposes, J.H. Whitney & Co., dated as of July 8, 1998.

*10.4 Subordinated Promissory Note of the Registrant dated July 8, 1998.

*10.5 Guarantee and Collateral Agreement made by the Registrant and certain of its Subsidiaries in favor of J.H. Whitney & Co., as Agent, dated as of July 8, 1998.

*10.6                    Agreement and Deed of Pledge of Shares in Yellow
                         Tape B.V. and Nitinol Medical Technologies
                         International B.V. between NMT NeuroSciences
                         (International), Inc., Yellow Tape B.V., the
                         Registrant, Nitinol Medical Technologies International B.V. and J.H. Whitney & Co., as trustee, dated as of July 8, 1998.

*10.7 Registration Rights Agreement among the Registrant, Whitney Subordinated Debt Fund, L.P. and J.H. Whitney & Co., dated as of July 8, 1998.

23.1                     Consent of Independent Public Accountants.

27.1                     Financial Data Schedule of Registrant.

*99.1                    Press Release dated July 8, 1998.

__________________

* Incorporated by reference from the Registrant's Current Report on Form 8-K dated July 8, 1998 and filed with the Securities and Exchange Commission on July 23, 1998.